UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2018

Bluerock Residential Growth REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36369	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor New York, NY 10019
(Address of principal executive offices)

(212) 843-1601
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01	OTHER EVENTS.

On February 13, 2018, the Board of Directors of Bluerock Residential Growth REIT, Inc., a Maryland corporation (the “Company”), authorized a new plan for the repurchase, from time to time, of up to an aggregate of $25 million in shares of the Company’s Class A common stock, par value of $0.01 per share (the “Class A Common Stock”). The repurchase plan has a term of one year and may be discontinued at any time. The extent to which the Company repurchases shares of its Class A Common Stock, and the timing of any such purchases, will depend on a variety of factors including general business and market conditions and other corporate considerations. The Company expects to acquire shares of its Class A Common Stock primarily through open market transactions, subject to market conditions and other factors, and may enter into Rule 10b5-1 plans in accordance with the Securities Exchange Act of 1934, as amended (the “Act”), to facilitate open market repurchases. The Company intends to structure open market repurchases to occur within pricing and volume requirements of Rule 10b-18 of the Act.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 14, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

Dated: February 15, 2018	By:	/s/ Christopher J. Vohs
Christopher J. Vohs Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated February 14, 2018